Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
BILL Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	4,603,143	$50.02	$230,249,213	$0.0001381	$31,798
2	Equity	Common Stock, par value $0.00001 per share	Other	920,628	$42.52	$39,145,103	$0.0001381	$5,406
	Total Offering Amounts					$269,394,316		$37,204
	Total Fee Offsets							$0
	Net Fee Due							$37,204
Offering Note
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock of BILL Holdings, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
1
(1) Represents additional shares of the Registrant’s common stock reserved for issuance under the 2019 Equity Incentive Plan (“2019 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2019 Plan.
(2) Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange ("NYSE") on August 13, 2026.
2
(1) Represents additional shares of the Registrant’s common stock reserved for issuance under the 2019 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.
(2) Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on NYSE on August 13, 2026. Under the Purchase Plan, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.